Exhibit 99.1

Paycor Announces Fourth Quarter and Fiscal Year 2022 Financial Results

•Q4 Total revenue of $111.0 million, an increase of 26% year-over-year, with expanding margins

•FY’22 Total revenue of $429.4 million, an increase of 22% year-over-year

•FY’23 revenue guidance of $510-$516 million, an increase of 20% year-over-year at the top end of the range

CINCINNATI – August 23, 2022 – Paycor HCM, Inc. (Nasdaq: PYCR) (“Paycor”), a leading provider of human capital management (“HCM”) software, today announced financial results for the fourth quarter and full fiscal year 2022, which ended June 30, 2022.

“We completed our first year as a public company with accelerated revenue growth of 26% for the quarter and 22% for the year,” said Raul Villar, Jr., Chief Executive Officer of Paycor. “Our strategy of designing technology for leaders, configuring by industry, and providing the most open HCM platform is driving revenue growth to the highest levels on recent record. I am incredibly proud of our associates’ exceptional execution against our strategic growth initiatives as we increased sales headcount by 23% and expanded PEPM by 8% this year. We are in great position to continue capturing market share as the multi-billion-dollar HCM market shifts to the cloud.”

“We are excited about the operational performance across the business, accelerating revenue growth above 20% while expanding margins and driving free cash flow during the fourth quarter,” stated Adam Ante, Chief Financial Officer of Paycor. “We continue to invest in our HCM platform and expand our go-to-market team to deliver strong, profitable growth.”

Fourth Quarter Fiscal Year 2022 Financial Highlights

•Total revenue was $111.0 million, compared to $88.0 million for the fourth quarter of fiscal year 2021.

•Operating loss was $30.1 million, compared to $32.3 million for the fourth quarter of fiscal year 2021.

•Adjusted operating income* was $9.2 million, compared to $0.2 million for the fourth quarter of fiscal year 2021.

•Net loss attributable to Paycor HCM was $23.8 million, compared to $32.8 million for the fourth quarter of fiscal year 2021.

•Adjusted net income (loss) attributable to Paycor HCM* was $6.9 million, compared to $0.0 million for the fourth quarter of fiscal year 2021.

*Adjusted operating income and adjusted net income attributable to Paycor HCM are non-GAAP financial measures. Please see the discussion below under the heading "Non-GAAP Financial Measures" and the reconciliations at the end of this press release for information concerning these and other non-GAAP financial measures.

Fourth Quarter and Recent Business Highlights

•Announced 16-year naming rights to the Cincinnati Bengals stadium, which will now be called Paycor Stadium. Given the powerful viewership of the NFL, we will be able to showcase the Paycor brand on a national scale.

•Introduced a new tagline, “Empowering Leaders,” reinforcing our commitment to empower frontline leaders to be more effective so they can deliver enhanced business results for their organizations. Given the disproportionate impact direct managers have on employee engagement and retention, we provide insights and tools so leaders can optimally coach and develop their employees.

•Gained significant traction with the Developer Portal since its launch in February with partner integrations growing by 26% this year. This investment is enabling greater connectivity and integration for our customers with API usage increasing 148% since February, reinforcing the value of our industry-leading interoperability platform.

Fiscal Year 2022 Financial Highlights

•Total revenue was $429.4 million for fiscal year 2022, compared to $352.8 million for fiscal year 2021.

•Operating loss was $139.6 million for fiscal year 2022, compared to $89.3 million for fiscal year 2021.

•Adjusted operating income* was $47.5 million for fiscal year 2022, compared to $48.0 million for fiscal year 2021.

•Net loss attributable to Paycor HCM was $119.6 million for fiscal year 2022, compared to $96.9 million for fiscal year 2021.

•Adjusted net income attributable to Paycor HCM* was $35.9 million for fiscal year 2022, compared to $35.6 million for fiscal year 2021.

*Adjusted operating income and adjusted net income attributable to Paycor HCM are non-GAAP financial measures. Please see the discussion below under the heading "Non-GAAP Financial Measures" and the reconciliations at the end of this press release for information concerning these and other non-GAAP financial measures.

Business Outlook

Based on information as of today, August 23, 2022, Paycor is issuing the following financial guidance:

First Quarter Ending September 30, 2022:

•Total revenue in the range of $112-$114 million.

•Adjusted operating income* in the range of $4.5-$6.0 million.

Fiscal Year Ending June 30, 2023:

•Total revenue in the range of $510-$516 million.

•Adjusted operating income* in the range of $58-$61 million.

*We are unable to reconcile forward-looking adjusted operating income to forward-looking loss from operations, the most closely comparable GAAP financial measure because the information needed to provide a complete reconciliation is unavailable at this time without unreasonable effort.

2022 Annual Meeting of Stockholders

The Company will hold its 2022 Annual Meeting of Stockholders virtually on Wednesday, October 26, 2022. Details about the virtual annual meeting, including how stockholders can log into the virtual meeting, vote and submit questions, will be disclosed in the Company’s definitive proxy statement to be filed with the Securities and Exchange Commission.

Any stockholder seeking to bring business before the Annual Meeting or to nominate a director must provide written notice that complies with the specific requirements set forth in the Company’s bylaws. To be considered timely, the written notice must be delivered to the Company’s Secretary no later than the close of business on September 2, 2022.

Conference Call Information

Paycor will host a conference call today, August 23, 2022, at 5:00 p.m. Eastern Time to discuss its financial results and guidance. To access this call, dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). The access code is 13729701. A live webcast and replay of the event will be available on the Paycor Investor Relations website at investors.paycor.com.

About Paycor

Paycor’s human capital management (HCM) platform modernizes every aspect of people management, from recruiting, onboarding, and payroll to career development and retention, but what really sets us apart is our focus on leaders. For more than 30 years, we’ve been listening to and partnering with leaders, so we know what they need; a unified HR platform, easy integration with third party apps, powerful analytics, talent development software, and configurable technology that supports specific industry needs. That’s why more than 29,000 customers trust Paycor to help them solve problems and achieve their goals.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact, including statements regarding our future results of operations and financial position, our business outlook, our business strategy and plans, our objectives for future operations, and any statements of a general economic or industry specific nature, are forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Words such as “anticipate,”
“estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” “outlook,” “potential,” “targets,” “contemplates,” or the negative or plural of these words and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, as well as in our other filings with the Securities and Exchange Commission. We believe that these risks include, but are not limited to: our ability to manage our growth effectively; the expansion and retention of our direct sales force with qualified and productive persons and the related effects on the growth of our business; the impact on customer expansion and retention if implementation, user experience, customer service, or performance relating to our solutions is not satisfactory; our ability to innovate and deliver high-quality, technologically advanced products and services; our relationships with third parties; the proper operation of our software; future acquisitions of other companies’ businesses, technologies, or customer portfolios; the impact of COVID-19 on our business; and those risks described in our Annual Report on Form 10-K for the year ended June 30, 2021, as well as in our other filings with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations and assumptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to publicly update any forward-looking statement after the date of this report, whether as a result of new information, future developments or otherwise, or to conform these statements to actual results or revised expectations, except as may be required by law.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present the following non-GAAP financial measures in this press release and on the related teleconference call: adjusted gross profit, adjusted gross profit margin, adjusted operating income, adjusted operating income margin, adjusted sales and marketing expense, adjusted general and administrative expense, adjusted research and development expense, adjusted net income attributable to Paycor HCM, Inc. and adjusted net income attributable to Paycor HCM, Inc. per share. Management believes these non-GAAP measures are useful in evaluating our core operating performance and trends to prepare and approve our annual budget, and to develop short-term and long-term operating plans. Management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. We define (i) adjusted gross profit as gross profit before amortization of intangible assets, stock-based compensation expenses, and certain corporate expenses, in each case that are included in costs of recurring revenues, (ii) adjusted gross profit margin as adjusted gross profit divided by total revenues, (iii) adjusted operating income as loss from operations before amortization of acquired intangible assets, stock-based award and liability incentive award compensation expenses, exit cost due to exiting leases of certain facilities and other certain corporate expenses, such as costs related to acquisitions, (iv) adjusted operating income margin as adjusted operating income divided by total revenues, (v) adjusted sales and marketing expense as sales and marketing expenses before stock-based award and liability incentive award compensation expenses and other certain corporate expenses, (vi) adjusted general and administrative expense as general and administrative expenses before amortization of acquired intangible assets, stock-based award and liability incentive award compensation expenses, exit cost due to exiting leases of certain facilities and other certain corporate expenses, (vii) adjusted research and development expense as research and development expenses before stock-based award and liability incentive award compensation expenses and other certain corporate expenses, (viii) adjusted net income attributable to Paycor HCM, Inc. as loss before benefit for income taxes after adjusting for amortization of acquired intangible assets, stock-based award and liability incentive award compensation expenses, gain or loss on the extinguishment of debt, exit cost due to exiting leases of certain facilities and other certain corporate expenses, such as costs related to acquisitions, all of which are tax effected applying an adjusted effective tax rate and (ix) adjusted net income attributable to Paycor HCM, Inc. per share as adjusted net income attributable to Paycor HCM, Inc. divided by adjusted shares outstanding. Adjusted shares outstanding includes potentially dilutive securities excluded from the GAAP dilutive net loss per share calculation.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for gross profit, gross margin, operating income, operating income margin, sales and marketing expense, general and administrative expense, research and development expense, net income attributable to Paycor HCM, Inc. and diluted net income attributable to Paycor HCM, Inc. per share. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures used by other companies. A reconciliation is provided below under “Reconciliations of Non-GAAP Measures to GAAP Measures,” for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Investor Relations:
Rachel White
513-954-7388
IR@paycor.com

Media Relations:
Carly Graman
513-954-7282
PR@paycor.com

Paycor HCM, Inc. and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(in thousands, except share amounts)

	June 30, 2022	June 30, 2021
Assets
Current assets:
Cash and cash equivalents	$133,041	$2,634
Accounts receivable, net	21,511	16,472
Deferred contract costs	37,769	24,503
Prepaid expenses	9,421	6,586
Other current assets	1,874	1,516
Current assets before funds held for clients	203,616	51,711
Funds held for clients	1,715,916	670,315
Total current assets	1,919,532	722,026
Property and equipment, net	31,675	41,080
Goodwill	750,155	750,802
Intangible assets, net	263,069	355,323
Capitalized software, net	40,002	31,310
Long-term deferred contract costs	125,705	90,880
Other long-term assets	1,179	19,532
Total assets	$3,131,317	$2,010,953
Liabilities, Redeemable Noncontrolling Interest and Stockholders' Equity
Current liabilities:
Accounts payable	$13,945	$11,978
Accrued expenses and other current liabilities	13,907	15,782
Accrued payroll and payroll related expenses	44,592	32,305
Deferred revenue	11,742	11,948
Current liabilities before client fund obligations	84,186	72,013
Client fund obligations	1,719,047	669,960
Total current liabilities	1,803,233	741,973
Deferred income taxes	31,895	76,138
Other long-term liabilities	11,458	16,680
Long-term debt, net	—	49,100
Total liabilities	1,846,586	883,891
Commitments and contingencies
Redeemable noncontrolling interest	—	248,423
Stockholders' equity:
Common stock $0.001 par value per share, 500,000,000 shares authorized, 174,909,539 shares outstanding at June 30, 2022 and 141,097,740 shares outstanding at June 30, 2021	175	141
Treasury stock, at cost, 10,620,260 shares at June 30, 2022 and June 30, 2021	(245,074)	(245,074)
Preferred stock, $0.001 par value, 50,000,000 shares authorized, — shares outstanding at June 30, 2022 and June 30, 2021	—	—
Series A preferred stock, $0.001 par value, 10,000 shares authorized, — and 7,715 shares outstanding at June 30, 2022 and June 30, 2021, respectively	—	262,772
Additional paid-in capital	1,926,800	1,133,399
Accumulated deficit	(395,389)	(275,751)
Accumulated other comprehensive (loss) income	(1,781)	3,152
Total stockholders' equity	1,284,731	878,639
Total liabilities, redeemable noncontrolling interest and stockholders' equity	$3,131,317	$2,010,953

 Paycor HCM, Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations (Unaudited)
(in thousands, except share amounts)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues:
Recurring and other revenue	$109,698	$87,584	$427,032	$350,956
Interest income on funds held for clients	1,293	429	2,355	1,821
Total revenues	110,991	88,013	429,387	352,777
Cost of revenues	40,338	41,981	168,188	154,487
Gross profit	70,653	46,032	261,199	198,290
Operating expenses:
Sales and marketing	42,672	30,259	170,629	106,123
General and administrative	45,087	38,566	187,050	145,480
Research and development	13,020	9,513	43,140	36,020
Total operating expenses	100,779	78,338	400,819	287,623
Loss from operations	(30,126)	(32,306)	(139,620)	(89,333)
Other (expense) income:
Interest expense	(93)	(694)	(541)	(2,541)
Other	30	(1,740)	1,570	(1,420)
Loss before benefit for income taxes	(30,189)	(34,740)	(138,591)	(93,294)
Income tax benefit	(6,370)	(8,468)	(30,574)	(20,812)
Net loss	(23,819)	(26,272)	(108,017)	(72,482)
Less: Accretion of redeemable noncontrolling interests	—	6,538	11,621	24,438
Net loss attributable to Paycor HCM, Inc.	$(23,819)	$(32,810)	$(119,638)	$(96,920)
Basic and diluted net loss attributable to Paycor HCM, Inc. per share	$(0.14)	$(0.23)	$(0.69)	$(0.66)
Weighted average common shares outstanding:
Basic and diluted	174,909,539	141,097,740	172,636,523	146,364,225

 Paycor HCM, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Fiscal Year Ended
	June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(108,017)	$(72,482)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	6,457	6,947
Amortization of intangible assets and software	124,016	139,354
Amortization of deferred contract costs	31,471	19,501
Stock-based compensation expense	71,376	4,172
Amortization of debt acquisition costs	88	637
Deferred tax benefit	(30,940)	(21,022)
Bad debt expense	2,085	1,791
Gain on sale of investments	(2)	(127)
Gain on installment sale	(1,359)	—
Loss (gain) on foreign currency exchange	309	(755)
Loss on lease exit	9,112	—
Change in fair value of deferred consideration	(138)	—
Loss on extinguishment of debt	—	1,806
Other	—	—
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(7,133)	(7,731)
Prepaid expenses and other current assets	(3,193)	962
Other long-term assets	448	(1,726)
Accounts payable	2,015	(244)
Accrued liabilities	12,195	5,430
Deferred revenue	1,077	(1,350)
Other long-term liabilities	(5,954)	(1,428)
Deferred contract costs	(79,562)	(62,962)
Net cash provided by operating activities	24,351	10,773
Cash flows from investing activities:
Purchases of client funds available-for-sale securities	(211,473)	(237,054)
Proceeds from sale and maturities of client funds available-for-sale securities	166,372	235,768
Purchase of property and equipment	(1,986)	(3,335)
Proceeds from note receivable on installment sale	3,040	—
Acquisition of intangible assets	(9,706)	(9,252)
Acquisition of Paltech Solutions, Inc., net of cash acquired	—	(16,740)
Internally developed software costs	(30,797)	(21,968)
Net cash used in investing activities	(84,550)	(52,581)
Cash flows from financing activities:
Net change in cash and cash equivalents held to satisfy client funds obligations	1,037,543	25,983
Payment of contingent consideration	—	(3,000)
Payment of deferred consideration	(2,752)	—
Proceeds from promissory note with related party	—	64,989
Repayment of promissory note with related party	—	(64,989)
Proceeds from line-of-credit	3,500	107,020

Repayments of line-of-credit	(52,600)	(62,921)
Proceeds from debt	—	25,000
Repayments of debt and capital lease obligations	(323)	(44,517)
Proceeds from issuance of preferred stock, net of offering costs	—	262,772
Purchase of treasury stock at cost	—	(245,074)
Proceeds from the issuance of common stock sold in the IPO, net of offering costs and underwriting discount	454,915	—
Redemption of Redeemable Series A Preferred Stock (acquisition of non-controlling interest)	(260,044)	—
Proceeds from employee stock purchase plan	3,187	—
Dividends paid to noncontrolling interests	—	(9,350)
Other financing activities	(395)	(597)
Net cash provided by financing activities	1,183,031	55,316
Impact of foreign exchange on cash and cash equivalents	91	44
Net change in cash, cash equivalents, restricted cash and short-term investments, and funds held for clients	1,122,923	13,552
Cash, cash equivalents, restricted cash and short-term investments, and funds held for clients, beginning of period	560,000	546,448
Cash, cash equivalents, restricted cash and short-term investments, and funds held for clients, end of period	$1,682,923	$560,000
Supplemental disclosure of non-cash investing, financing and other cash flow information:
Capital expenditures in accounts payable	$5	$129
Cash paid during the year for interest	$154	$1,347
Reconciliation of cash, cash equivalents, restricted cash and short-term investments, and funds held for clients to the Consolidated Balance Sheets
Cash and cash equivalents	$133,041	$2,634
Restricted cash and short-term investments	—	—
Funds held for clients	1,549,882	557,366
Total cash, cash equivalents, restricted cash and short-term investments, and funds held for clients	$1,682,923	$560,000

Reconciliations of Non-GAAP Measures to GAAP Measures

Adjusted Gross Profit and Adjusted Gross Profit Margin (Unaudited)

	Three Months Ended		Fiscal Year Ended
(in thousands)	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Gross Profit*	$70,653	$46,032	$261,199	$198,290
Gross Profit Margin	63.7%	52.3%	60.8%	56.2%
Amortization of intangible assets	1,296	11,723	19,313	46,136
Stock-based compensation expense	1,444	(140)	6,649	516
Liability incentive award compensation expense	—	(16)	—	(16)
Adjusted Gross Profit*	$73,393	$57,599	$287,161	$244,926
Adjusted Gross Profit Margin	66.1%	65.4%	66.9%	69.4%

*    Gross Profit and Adjusted Gross Profit are burdened by depreciation expense of $0.5 million and $0.7 million for the three months ended June 30, 2022 and 2021, respectively, and $2.6 million and $2.6 million for the fiscal years ended June 30, 2022 and 2021, respectively. Gross Profit and Adjusted Gross Profit are burdened by amortization of capitalized software of $6.0 million and $4.2 million for the three months ended June 30, 2022 and 2021, respectively, and $22.1 million and $13.8 million for the fiscal years ended June 30, 2022 and 2021, respectively. Gross Profit and Adjusted Gross Profit are burdened by amortization of deferred contract costs of $5.1 million and $3.2 million for the three months ended June 30, 2022 and 2021, respectively, and $17.3 million and $10.6 million for the fiscal years ended June 30, 2022 and 2021, respectively.

Adjusted Operating Income (Unaudited)

	Three Months Ended		Fiscal Year Ended
(in thousands)	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Loss from Operations	$(30,126)	$(32,306)	$(139,620)	$(89,333)
Operating Margin	(27.1)%	(36.7)%	(32.5)%	(25.3)%
Amortization of intangible assets	22,411	32,037	101,959	125,590
Stock-based compensation expense	16,055	(1,138)	71,376	4,172
Liability incentive award compensation expense	—	(257)	—	(189)
Loss on lease exit*	57	—	9,112	—
Corporate adjustments**	793	1,883	4,664	7,747
Adjusted Operating Income	$9,190	$219	$47,491	$47,987
Adjusted Operating Income Margin	8.3%	0.2%	11.1%	13.6%

* Represents exit cost due to exiting leases of certain facilities.
** Corporate adjustments for the three months ended June 30, 2022 and 2021 relate to costs associated with becoming a public company, including the implementation of a new enterprise-resource planning system and professional, consulting, and other costs of $0.6 million and $1.2 million, respectively, and transaction expenses and costs associated with the Paltech Solutions, Inc. (“7Geese”) Acquisition totaling $0.2 million and $0.2 million, respectively. The three months ended June 30, 2021 also included $0.5 million of costs related to implementing certain expense saving and other initiatives related to the COVID-19 pandemic. Corporate adjustments for the fiscal years ended June 30, 2022 and 2021 relate to certain transition costs of the new executive leadership team and closure of a standalone facility of $0.4 million and $1.0 million, respectively, transaction expenses and costs associated with the 7Geese Acquisition and other transactions totaling $0.2 million and $0.7 million, respectively, as well as costs associated with becoming a public company, including the implementation of a new enterprise-resource planning system and professional, consulting, and other costs of $3.1 million and $5.5 million, respectively. The fiscal year ended June 30, 2022 also included costs associated with a secondary offering completed in October 2021 (“October 2021 Secondary Offering”) of $1.0 million and the fiscal year ended June 30, 2021 included $0.5 million of costs related to implementing certain expense saving and other initiatives related to the COVID-19 pandemic.

Adjusted Operating Expenses (Unaudited)

	Three Months Ended		Fiscal Year Ended
(in thousands)	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Sales and Marketing expense	$42,672	$30,259	$170,629	$106,123
Stock-based compensation expense	(6,117)	378	(35,507)	(1,359)
Liability incentive award compensation expense	—	90	—	90
Corporate adjustments*	—	(522)	(53)	(1,120)
Adjusted Sales and Marketing expense	$36,555	$30,205	$135,069	$103,734
General and Administrative expense	$45,087	$38,566	$187,050	$145,480
Amortization of intangible assets	(21,115)	(20,314)	(82,646)	(79,454)
Stock-based compensation expense	(5,520)	596	(22,467)	(2,207)
Liability incentive award compensation expense	—	112	—	44
Loss on lease exit**	(57)	—	(9,112)	—
Corporate adjustments***	(793)	(1,311)	(4,611)	(6,515)
Adjusted General and Administrative expense	$17,602	$17,649	$68,214	$57,348
Research and Development expense	$13,020	$9,513	$43,140	$36,020
Stock-based compensation expense	(2,974)	24	(6,753)	(90)
Liability incentive award compensation expense	—	39	—	39
Corporate adjustments****	—	(50)	—	(112)
Adjusted Research and Development expense	$10,046	$9,526	$36,387	$35,857

*    Corporate adjustments for the fiscal year ended June 30, 2022 relate to costs associated with becoming a public company. Corporate adjustments for the three months and fiscal year ended June 30, 2021 relate to certain transition costs of the new executive leadership team and closure of a standalone facility of $— million and $0.6 million, respectively, as well as costs related to implementing certain expense saving and other initiatives related to the COVID-19 pandemic of $0.5 million and $0.5 million, respectively.
** Represents exit cost due to exiting leases of certain facilities.
***    Corporate adjustments for the three months ended June 30, 2022 and 2021 relate to costs associated with becoming a public company, including the implementation of a new enterprise-resource planning system and professional, consulting, and other costs of $0.6 million and $1.2 million, respectively, and transaction expenses and costs associated with the 7Geese Acquisition and other transactions totaling $0.2 million and $0.1 million, respectively. Corporate adjustments for the fiscal years ended June 30, 2022 and 2021 related to certain transition costs of the new executive leadership team and closure of a standalone facility of $0.4 million and $0.4 million, respectively, as well as costs associated with becoming a public company, including the implementation of a new enterprise-resource planning system and professional, consulting, and other costs, of $3.0 million and $5.5 million, respectively, and transaction expenses and costs associated with the 7Geese Acquisition and other transactions totaling $0.2 million and $0.6 million, respectively. The fiscal year ended June 30, 2022 also included costs associated with the October 2021 Secondary Offering of $1.0 million.
****    Corporate adjustments for the three months and fiscal year ended June 30, 2021 relate to costs associated with the 7Geese Acquisition.

Adjusted Net Income Attributable to Paycor HCM, Inc. and Adjusted Net Income Attributable to Paycor HCM, Inc. Per Share (Unaudited)

	Three Months Ended		Fiscal Year Ended
(in thousands)	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net loss before benefit for income taxes	$(30,189)	$(34,740)	$(138,591)	$(93,294)
Loss on debt amendment	—	2,195	35	2,195
Amortization of intangible assets	22,411	32,037	101,959	125,590
Gain on installment sale	—	—	(1,359)	—
Stock-based compensation expense	16,055	(1,138)	71,376	4,172
Liability incentive award compensation expense	—	(257)	—	(189)
Loss on lease exit*	57	—	9,112	—
Corporate adjustments**	793	1,883	4,664	7,747
Non-GAAP adjusted income before applicable income taxes	9,127	(20)	47,196	46,221
Income tax effect on adjustments***	(2,190)	5	(11,327)	(10,631)
Adjusted Net Income (Loss) Attributable to Paycor HCM, Inc.	$6,937	$(15)	$35,869	$35,590

Adjusted Net Income (Loss) Attributable to Paycor HCM, Inc. Per Share	$0.04	$—	$0.21	$0.23
Adjusted shares outstanding****	175,294,772	152,802,779	173,774,540	152,074,406

* Represents exit cost due to exiting leases of certain facilities.
** Corporate adjustments for the three months ended June 30, 2022 and 2021 relate to costs associated with becoming a public company, including the implementation of a new enterprise-resource planning system and professional, consulting, and other costs of $0.6 million and $1.2 million, respectively, and transaction expenses and costs associated with the 7Geese Acquisition totaling $0.2 million and $0.2 million, respectively. The three months ended June 30, 2021 also included $0.5 million of costs related to implementing certain expense saving and other initiatives related to the COVID-19 pandemic. Corporate adjustments for the fiscal years ended June 30, 2022 and 2021 relate to certain transition costs of the new executive leadership team and closure of a standalone facility of $0.4 million and $1.0 million, respectively, transaction expenses and costs associated with the 7Geese Acquisition and other transactions totaling $0.2 million and $0.7 million, respectively, as well as costs associated with becoming a public company, including the implementation of a new enterprise-resource planning system and professional, consulting, and other costs of $3.1 million and $5.5 million, respectively. The fiscal year ended June 30, 2022 also included costs associated with the October 2021 Secondary Offering of $1.0 million and the fiscal year ended June 30, 2021 included $0.5 million of costs related to implementing certain expense saving and other initiatives related to the COVID-19 pandemic.
*** Non-GAAP adjusted income before applicable income taxes is tax effected using an adjusted effective tax rate of 24.0% for the three months and fiscal year ended June 30, 2022, respectively, and 23.0% for the three months and fiscal year ended June 30, 2021, respectively.
**** The adjusted shares outstanding for the three months ended June 30, 2022 are based on the if-converted method and include potentially dilutive securities that are excluded from U.S. GAAP dilutive net income per share calculation because including them would have an anti-dilutive effect. The adjusted shares outstanding for the fiscal year ended June 30, 2022 assume the conversion of the Series A Preferred Stock as if it would have occurred on July 1, 2021, based on the if-converted method and include potentially dilutive securities that are excluded from U.S. GAAP dilutive net income per share calculation because including them would have an anti-dilutive effect. The adjusted shares outstanding for the three months and fiscal year ended June 30, 2021 assume the conversion of the Series A Preferred Stock as if it would have occurred on the December 29, 2020 and January 20, 2021 issuance dates, respectively, based on the if-converted method.